UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

Legacy Ventures International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-199040	30-0826318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1382 Valencia Ave., Suite F Tustin, CA 92780
(Address of Principal Executive Offices)

(949) 260-8070
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 5.01 below are incorporated by reference into this Item 2.03.

Item 5.01 Changes in Control of Registrant.

On June 6, 2018, Matthew Milonas entered into an agreement for the acquisition of an aggregate of 286,720 shares of Common Stock of the Company, representing approximately 91% of the issued and outstanding shares of Common Stock of the Company as of such date, from Randall Letcavage, the previous majority shareholder of the Company (the "Agreement").  As a result Mr. Milonas is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

In addition, on June 6, 2018, Matthew Milonas was appointed as Chief Executive Officer, Chief Financial Officer, Director, effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mr. Saeed and us or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Matthew Milonas – Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors.

    On June 6, 2018,  Mr. Milonas was appointed as Chief Executive Officer, Chief Financial Officer, Director, effective immediately.  He has also been a manager in the internal controls department of Verizon Business, specializing in Sarbanes-Oxley matters since 2014. He was a special projects manager for MCI from February, 2005 to 2006. From September, 2003 to January, 2005, he was a business analyst with GE Access-Quovadx, Inc. From November, 2002 to October, 2003, he was Assistant Controller and Human Resources Manager for International Marble and Granite, Inc. He served as Chief Financial Officer of DSSG, LLC from 2001 to 2002 and as Chief Financial Officer of FSOC. Inc. from 1996 to 1998, both restaurant chains based in Colorado. Additionally he has served as Controller for the Colorado Convention Center from 1991 to 1996, Brass Smith, Inc. from 1998 to 2001, a large manufacturing firm, and for IMG from 2002 to 2003, a large natural stone importer all which are all based in Denver, Colorado.  Mr. Milonas additionally has worked for INVESCO Funds as a staff auditor (1992-1994).  He was also a Director of Inform World Wide Holdings, Inc., a public company.  Mr. Milonas holds a Bachelor of Arts degree from Ft Lewis College, with a minor in psychology from Colorado State University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Legacy Ventures International, Inc.

Date: June 6, 2018	By:	/s/ Matthew Milonas
Name: Matthew Milonas
Title: Chief Executive Officer